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                                                                Exhibit 23.2






                          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-12207, 33-58500, 33-63917, 333-43171 and
333-43175) of First Empire State Corporation of our report dated January 9, 1998 appearing on page 55 of this Form 10-K. We also consent to the reference to us under the heading "Experts" in Registration Statements (Nos. 33-12207,
33-58500, 333-43171 and 333-43175).





/s/ PRICE WATERHOUSE LLP

Buffalo, New York
March 16, 1998